Exhibit 23.1

CONSENT OF ERNST AND YOUNG LTD, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the "Syngenta Deferred Share Plan (Share Awards)" of Syngenta AG and to the incorporation by reference therein of our report dated February 10, 2004, with respect to the consolidated financial statements and schedules of Syngenta AG included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Ernst & Young Ltd.

/s/ Conrad Löffel	/s/ Jürg Zürcher
Conrad Löffel	Jürg Zürcher

Basel, Switzerland July 15, 2004

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